                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of The Sportsman's Guide, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Gregory R. Binkley, Chief Executive Officer of the Company, and I, Charles B. Lingen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)            The Report fully complies with the requirements of
Section 13(a) or 15(d) of theSecurities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  May 9, 2003
                              /s/ Gregory R. Binkley
                              -------------------------------------------------
                              Gregory R. Binkley, President
                              (Chief Executive Officer)

                              /s/ Charles B. Lingen
                              -------------------------------------------------
                              Charles B. Lingen, Executive Vice President of Finance and Administration/Chief Financial Officer (Principal Financial and Accounting Officer)


A signed original of this written statement required by Section 906 has been provided to The Sportsman's Guide, Inc. and will be retained by The Sportsman's Guide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.